Exhibit 99.1

News Release
Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442 FOR IMMEDIATE RELEASE

Capstone Companies Announces Exploration of Strategic Alternatives to Enhance Shareholder Value

DEERFIELD BEACH, FL, March 1, 2017 – Capstone Companies, Inc. (OTCQB: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today announced that its Board of Directors, working together with its management team, is exploring strategic alternatives to enhance shareholder value. The Company and the Board are working with Wilmington Capital Securities, LLC as financial advisor to assist in its evaluation. The advisor will provide assistance in identifying and assessing various potential opportunities to enhance shareholder value through significant corporate transactions, funding expansion and/or diversification of the Company's primary business lines.

Stewart Wallach, Capstone's President and CEO, commented that the retention of Wilmington Capital Securities is just one aspect of the Company's overall current strategic planning and related efforts to explore the full spectrum of possible options to improve the Company's business and build upon its strengthened financial performance.

There is no set time table for this process of exploring strategic alternatives. The Company stated that no decision has been made with regard to any alternatives and that there can be no assurance that the Board's exploration of strategic alternatives will result in any transaction being entered into or consummated. Capstone does not intend to discuss or disclose developments with respect to this process until the Board has approved a definitive course of action or otherwise concludes the review of strategic alternatives.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a designer of innovative LED lighting solutions including power failure lighting, for consumers and institutions. The Company's products are sold under the Capstone Lighting® and Hoover® HOME LED brands, to big box retailers, wholesale clubs, and home improvement stores throughout North America and in international markets. Capstone's strategy is to utilize its low-cost manufacturing base to provide high-quality consumer products to its customers at a reasonable price, using primarily direct import distribution.

Visit www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words. These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels, the relationships it has with retailers and distributors the success of its efforts in evaluating strategic alternatives. Prior success in operations does not necessarily mean success in future operations. The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue. The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission. Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future events, or otherwise. Contents of referenced URLs are not incorporated into this press release.

For more information, contact
Company:

Aimee Gaudet Corporate Secretary (954) 570-8889, ext. 313
Investor Relations:
Deborah Pawlowski/Craig Mychajluk
Kei Advisors LLC
 (716) 843-3908/(716) 843-3832 dpawlowski@keiadvisors.com/cmycajluk@keiadvisors.com
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